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                                                                    EXHIBIT 10.4


                       MANAGEMENT AND CONSULTING AGREEMENT


         THIS MANAGEMENT AND CONSULTING AGREEMENT (this "Agreement") is made and effective as of the 15th day of March, 1999, by and among American Homestar Corporation, a Texas corporation ("Manager"), Zaring National Corporation, an Ohio corporation ("ZNC"), and HomeMax, Inc., a Delaware corporation ("Company"). The Company, ZNC and Manager are sometimes referred to herein as a "Party" and collectively as the "Parties".

                                   WITNESSETH:

         WHEREAS, the Parties have entered into an Amended and Restated Securities Purchase Agreement, dated as of March 15, 1999 (the "Purchase Agreement"), pursuant to which, among other things, the Manager has made an investment in the Company; and

         WHEREAS, the Parties desire to enter into an agreement whereby Manager will provide to ZNC certain consulting services with respect to its investment in the Company and will provide to the Company certain services to assist the Company in the operation of the businesses and assets of the Company and its subsidiaries (the Company and its subsidiaries are sometime collectively referred to herein as the "Affiliated Companies"); and

         WHEREAS, Manager is willing to enter into such arrangement in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby mutually covenant and agree as follows:

                                       I.
                                   DEFINITIONS

         For purposes of this Agreement, each of the following terms shall have the meaning ascribed thereto unless otherwise specified or clearly required by the context in which such term is used.

         1.1 "Affiliates" means, with respect to a Party, entities that directly or indirectly through one or more intermediaries control, or are controlled by, or are under common control with, such Party, and the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise; provided, however, such term, with respect to each Party, shall not mean the other Party or Parties.

         1.2 "Term" shall have the meaning set forth in Section 7.1 below.


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                                       II.
                   AUTHORITY AND RESPONSIBILITY OF THE COMPANY

         2.1 Consistent with applicable law, the Board of Directors of the Company (the "Board") shall retain the ultimate legal responsibility for the operation and management of the business and assets of the Company during the Term. Manager shall have only the authority and responsibility delegated to it under this Agreement or by the Board from time to time.

                                      III.
                                STATUS OF MANAGER

         3.1 Manager shall have the authority and responsibility to deal with the businesses and assets of the Affiliated Companies as delegated to it under this Agreement. Manager shall render services hereunder as the Affiliated Companies' agent to the extent specifically provided herein or as further delegated from time to time by the Board. The relationship created by this Agreement is one of principal and agent, and nothing to the contrary shall be inferred from this Agreement. Employees of Manager shall be under the supervision and control of Manager, and shall not be considered employees of any of the Affiliated Companies.

                                       IV.
                     AUTHORITY AND RESPONSIBILITY OF MANAGER

         4.1 General. Manager shall consult with and provide advice to ZNC with respect to ZNC's ownership interest in and management of the Affiliated Companies. As an agent for the Affiliated Companies, Manager shall have the authority and responsibility for supervising the management of the operation of the Affiliated Companies' businesses and assets. In performing such duties, Manager shall: (i) designate from time-to-time an executive of Manager or its affiliates to provide direct supervision to the Chief Operating Officer of the Company (currently Matthew Massarelli) with respect to the day-to-day operations of the Affiliated Companies, subject to the policies and strategic direction of the Board; and (ii) make available to the Affiliated Companies various industry expertise and programs of Manager (e.g., advertising, marketing, training and benefits), at a cost equal to Manager's direct cost of providing such expertise and programs. Manager shall notify the Board if there is a dispute between the Manager and the Chief Operating Officer of the Company prior to taking any action with regard to such dispute. The Parties agree that it is their intent and desire to specifically have the Affiliated Companies operated in the manner set forth on Exhibit A, and Manager shall have the specific power and authority to take, or refrain from taking, any actions in order to fulfill such intentions. Manager hereby acknowledges that certain actions require the approval of the Board as set forth in Section 3.2 of that certain Securityholders Agreement dated of even date herewith by and among Manager, ZNC and the Company. Manager shall review and provide suggested revisions to the existing 1999 operating plan within 120 days of the Closing (as that term is defined in the Purchase Agreement).


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         Notwithstanding anything to the contrary contained herein, Manager agrees, as agent for the Affiliated Companies, to supervise the management of the businesses and assets of the Affiliated Companies in a lawful and prudent manner, consistent with generally accepted standards of the manufactured housing industry, this Agreement and the goals of the Company set forth on Exhibit A. In performing its duties and responsibilities hereunder, ZNC and the Company expressly agree that Manager may undertake business dealings with Manager's subsidiaries on commercially reasonable terms typically available in the market place. Manager's supervision activities under this Agreement shall be subject to the terms hereof and the approval of the Board as provided for herein. Manager will not be required to assume any existing guarantees by ZNC of any of the obligations or liabilities of the Affiliated Companies.

         4.2 Books and Records. In connection with the performance of its duties hereunder, Manager shall have full access to the books, records and employees of the Affiliated Companies. At the request of the Company or ZNC from time to time, Manager will make available to the requesting party the books and records of Manager relating to the performance of Manager's duties hereunder. Manager shall provide to the Board monthly consolidated financial statements of the Affiliated Companies and such other information as reasonably requested by the Board. ZNC shall have full and complete access to all financial information of the Affiliated Companies, including, but not limited to, information necessary or appropriate to meet the requirements for full and complete reporting of the financial condition of the Affiliated Companies.

                                       V.
                             COMPENSATION OF MANAGER

         5.1 In consideration for the services provided to the Affiliated Companies by Manager hereunder, Manager shall be entitled to receive from ZNC a management and consulting fee (the "Management Fee") equal to (i) $500,000 (the "Firm Fee"); plus (ii) an amount equal to 25% of the cumulative calendar quarter losses over $500,000 per calendar quarter of the Affiliated Companies for the first four consecutive calendar quarters following the Closing, up to a maximum additional fee of $750,000 (the "Additional Fee"). The Firm Fee shall consist of $476,000 for the first year of the term (which first year compensation shall be invoiced by Manager on a calendar quarterly basis, in amounts per quarter as determined by Manager, and shall be due and payable within fifteen (15) days after the date of invoice of the last of such four (4) calendar quarters) and $1,000 per month thereafter (which monthly amount shall be due and payable on the first day of each month). The Additional Fee shall be invoiced by Manager on a calendar quarterly basis and shall be due and payable within fifteen (15) days after the date of invoice of the last of such four (4) calendar quarters. Except as provided in Section 4.1 above, the Management Fee shall be the sole compensation of Manager for performing its duties hereunder. The Management Fee does not include salaries, compensation and expenses associated with personnel and services to be provided by employees of the Affiliated Companies, which salaries, compensation and expenses shall be paid directly by the Affiliated Companies.


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                                       VI.
                               COVENANTS OF MANGER

         6.1 Product Distinction. During the Term (as defined below), Manager agrees that it shall give the Company-owned retail centers the same treatment with respect to product distinction as it does to Manager's franchisees and Manager-owned retail sales centers (specifically, Manager will provide distinctive product lines in terms of brand name, floor plan designs and certain decor features for Company-owned stores within a specific market area).

         6.2 Retail Sites. During the Term, Manager shall allow the Company to have access to Manager-controlled retail home sites on the same basis as Manager's franchisees and Manager- owned retail sales centers.

                                      VII.
                              TERM OF THE AGREEMENT

         7.1 Term. The term of this Agreement shall begin on the date hereof and shall continue until the earlier of: (i) three (3) years and ninety (90) days from the date hereof; (ii) the mutual agreement of ZNC and Manager; (iii) a default by Manager under any material term of this Agreement which default is not cured within thirty (30) days after written notice to Manager (the "Term");
(iv) a default by Manager for failure to pay any principal or interest under the Investor Note (as defined in the Purchase Agreement), which default is not cured within the applicable cure period; or (v) a default by Manager for failure, under the Securityholders Agreement (as defined in the Purchase Agreement) to perform its obligation under 4.1 of the Securityholders Agreement with respect to the Put (as that term is defined in the Securityholders Agreement).

                                      VIII.
                                 INDEMNIFICATION

         8.1 Indemnification by the Company. The Company hereby agrees to indemnify and hold Manager and its officers, directors, agents and representatives (collectively the "Indemnitees") harmless from and against any and all losses, liabilities, costs and damages (or actions or claims in respect thereof) which any Indemnitee may suffer or incur, insofar as such claims, liabilities, costs or damages (or actions or claims in respect thereof) arise out of or are based upon the performance by Manager of its duties hereunder (including, without limitation, any and all reasonable legal and other expenses reasonably incurred by Indemnitee in connection with investigating, defending or prosecuting any of such matters whether or not resulting in any loss, liability or damage), except to the extent the same is caused by the gross negligence or willful misconduct of any Indemnitee.

         8.2 Indemnification by Manager. Manager hereby agrees to indemnify and hold the Company and its officers, directors, agents and representatives (collectively, the "Company Indemnitees") harmless from and against any and all losses, liabilities, costs and damages (or actions



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or claims in respect thereof) which any Company Indemnitee may suffer or incur, insofar as such claims, liabilities, costs or damages (or actions or claims in respect thereof) arise out of or are based upon the gross negligence or willful misconduct of Manager (including, without limitation, any and all reasonable legal and other expenses reasonably incurred by Company Indemnitee in connection with investigating, defending or prosecuting any of such matters whether or not resulting in any loss, liability or damage).

                                       IX.
                                  MISCELLANEOUS

         9.1 Relationship of Parties. This Agreement does not create a partnership, joint venture, or association; nor does this Agreement, or the operations hereunder, create the relationship of lessor and lessee or bailor and bailee. Nothing contained in this Agreement or in any agreement made pursuant hereto shall ever be construed to create a partnership, joint venture, or association, or the relationship of lessor and lessee or bailor and bailee, or to impose any duty, obligation, or liability that would arise therefrom with respect to any of the Parties.

         9.2 No Third Party Beneficiaries. Except to the extent a third party is expressly given rights herein, any agreement to pay an amount and any assumption of liability herein contained, expressed or implied, shall be only for the benefit of the Parties and their respective legal representatives, successors, and assigns, and such agreements or assumption shall not inure to the benefit of the obligees of any indebtedness of any Party whomsoever, it being the intention of the Parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

         9.3 Governing Law. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED
PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF
DELAWARE.

         9.4 Assignment. No assignment of this Agreement or any of the rights or obligations set forth herein by either Party shall be valid without the specific written consent of the other Party to such assignment.

         9.5 Enforcement. In the event either Party shall resort to legal action to enforce the terms and provisions of this Agreement, the prevailing Party may recover from the other Party the costs of such action including, without limitation, reasonable attorneys' fees.

         9.6 Severability. In the event any provision of this Agreement is held to be unenforceable for any reason, such provision shall be severable from this Agreement if it is capable of being identified with and apportioned to reciprocal consideration or to the extent that it is a provision that is not essential and the absence of which would not have prevented the parties from entering into this

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Agreement. The unenforceability of a provision that has been performed shall not be grounds for invalidation of this Agreement under circumstances in which the true controversy between the parties does not involve such provision.

         9.7 Entire Agreement. This Agreement supersedes all previous contracts, agreements and understandings between the Parties concerning the subject matter hereof, and constitutes the entire agreement between the Parties with respect to the subject matter hereof. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment, such amendment(s) to become effective on the date(s) stipulated therein.

         9.8 Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of all Parties.

         9.9 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         9.10 Notices and Demands. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently made and received as provided in Section 10.5 of the Purchase Agreement.

         9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document.


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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.



                                   AMERICAN HOMESTAR CORPORATION


                                   By:
                                      ------------------------------------------
                                      Laurence A. Dawson, Jr., President


                                                     ZARING NATIONAL CORPORATION


                                   By:
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------

                                   HOMEMAX, INC.


                                   By:
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------




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                                    EXHIBIT A

a. Restructure the consolidated balance sheets of the Affiliated Companies with longer term assets, including working with ZNC to explore the potential early termination of Operating Leases.

b. Obtain a stand alone credit facility for the working capital needs of the Affiliated Companies.

c. 21st Century Mortgage Corporation, a subsidiary of Manager, will be the primary supplier of financial services to the Affiliated Companies customers at competitive rates and with competitive retailer programs. Manager agrees to work with the Company to improve its funding rates.

d. Manager's insurance subsidiaries will be the primary supplier of insurance products to the Affiliated Companies' customers at competitive rates and with competitive retailer programs. Manager agrees to use the staff in its insurance subsidiaries to assist the Affiliated Companies in training, licensing and developing the skills of the employees of the Affiliated Companies with regard to maximizing the goal of insurance penetration.

e. Manager and its subsidiaries will be the exclusive suppliers of homes to the Affiliated Companies, subject to market demands and the product or production limitations of Manager and its subsidiaries.

f. All pricing, volume incentives and other programs offered by Manager to the Affiliated Companies will be equal to or better than those offered to Manager's franchisees or Manager-owned stores. Outsourcing of products will be allowed by Manager at those locations where adequate product lines are not available, production capacity is limited, or in instances where customer service levels are substandard to industry norms, until such time as those issues are resolved by Manager.

g. Manager shall manage the Affiliated Companies with a goal of building and enhancing long term profitability, including building the HomeMax brand and image.